CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 25, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual Reports to Shareholders of the Total Return Fund, Total Return Fund II, Total Return Fund III, Moderate Duration Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Short-Term Fund, Long-Term U.S. Government Fund, Real Return Fund, Real Return Asset Fund, Foreign Bond Fund (U.S. Dollar-Hedged), Foreign Bond Fund (Unhedged), Global Bond Fund (U.S. Dollar-Hedged), Global Bond Fund (Unhedged), Emerging Markets Bond Fund, High Yield Fund, Total Return Mortgage Fund, GNMA Fund, Money Market Fund, StocksPLUS® Fund, Convertible Fund, Investment Grade Corporate Bond Fund, Municipal Bond Fund, Short Duration Municipal Income Fund, California Intermediate Municipal Bond Fund, New York Municipal Bond Fund, CommodityRealReturn Strategy Fund®, All Asset Fund, StocksPLUS® Total Return Fund, All Asset All Authority Fund, Diversified Income Fund, European StocksPLUS® TR Strategy Fund, Far East (ex-Japan) StocksPLUS® TR Strategy Fund, International StocksPLUS® TR Strategy Fund, Japanese StocksPLUS® TR Strategy Fund, RealEstateRealReturn Strategy Fund, StocksPLUS® TR Short Strategy Fund, Floating Income Fund, Developing Local Markets Fund, Fundamental IndexPLUS™ Fund, Fundamental IndexPLUS™ TR Fund, Small Cap StocksPLUS® TR Fund and StocksPLUS® Municipal-Backed Fund (each a fund of the PIMCO Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

July 27, 2006